EXHIBIT 99

Carmel, NY Acquisition September 16, 2003

Carmel, NY System CONNECTICUT NEW YORK NEW JERSEY 2

Drivers Attractive demographics 750 Mhz system Bundled product offering Limited competition

Demographics Affluent service area in Putnam and Westchester counties Average household income 147% of national average Median home value 165% of national average Solid base of Fortune 500 employers (IBM, Pepsi, Union Carbide, Texaco, Pitney Bowes)

System Profile 1 Headend with 37,000 homes passed 747 Miles of plant 49 Homes per mile 100% of the plant will be rebuilt/upgraded by closing

Bundled Offering 29,620 Basic customers 6,800 Digital customers 9,677 Modem customers 7,678 Telephone lines 23% take the video, voice and data package

Competition No overbuilds DBS penetration - 12% Limited availability of DSL ILEC market - 80% Verizon, 20% Citizens

Financial Analysis Purchase price $120 million - $4,051/sub Projected penetrations 6/30/03 12/31/06 Digital (% of basic subs) 23% 42% Modems (% of total homes) 26% 42% Telephony (% of total homes) 21% 37% Multiple of OCF 2002 - 16.7 times 2004 - 9.4 times 2006 - 7.0 times